AQUASOL ENVIROTECH LTD.

RESULTS OF AQUASOL TEST UNIT AT MAMQUAM WASTEWATER TECHNOLOGY TESTING FACILITY

NovaTec Consultants Inc.
Environmental Engineers and Scientists

September 2001

File No.: 1606.02

TABLE OF CONTENTS

1. INTRODUCTION

NovaTec Consultants Inc. was retained by Aquasol EnviroTech Ltd. to carry out testing of their individual wastewater treatment plant at the Mamquam Wastewater Technology Testing Facility located in Squamish, B.C.

This report presents the findings of the testing program.

The objectives of the test program was to determine whether the treatment unit can achieve the following:

1. Produce a treated effluent BOD/TSS concentration of under 10 mg/L, based on a 7-day average, when loaded at 3,500 L/d and dosed as per ANSI protocol.
2. Produce a treated effluent BOD/TSS concentration of under 20 mg/L, based on a 7-day average, when loaded at 5,250 L/d and dosed as per ANSI protocol.
3. Handle a hydraulic shock load of 7,000 L/d for 24 hours, when dosed as per ANSI protocol, and produce a treated effluent quality of under 20 mg/L for TSS and CBOD.
4. Operate successfully and meet the above limits without a primary or secondary clarifier.

2. TEST BACKGROUND

2.1 Test Site

The Mamquam test facility is operated by NovaTec Consultants Inc. and is located within the Mamquam municipal wastewater treatment plant site in Squamish, B.C. The site is fenced. The facility was selected because it provides a source of wastewater primarily from homes and commercial buildings with little industrial component. This characteristic is essential for testing alternative onsite treatment technologies covered under ANSI/NSF Standards 40 and 41, as well as Criteria C-9.

Raw wastewater is pumped from the interceptor, dosed to equipment being tested, and returned to the interceptor for complete treatment at the municipal treatment plant. Flow rates of 1.4 L/s (0.4 gpm) are delivered to each testing unit. As well, variations typifying average user flow fluctuations can be adjusted.

All installations are typical of real life applications and administered in accordance with manufacturers' instructions.

The influent and effluent flow rates and characteristics to the various testing units is controlled and monitored using a supervisory control data and acquisition unit (SCADA). The SCADA allows real time independent monitoring of various parameters and provides stored remote retrievable data to be accessed by modem.

2.2 Test Unit

The unit tested was an Aquasol BioTrap Model BTR2K-800. It consists of two separate tanks (A and B), each with two compartments. The first compartment of Tank A is a buffer/mixing chamber with a liquid volume of 0.86 m^3. The contents of the buffer/mixing chamber overflows into the second compartment, which is an anaerobic chamber with a liquid volume of 1.8 m^3 and a liquid depth of 1.2 m. It contains a submersible pump that recirculates the contents of that chamber to keep the solids in suspension. During the test period, this pump operated continuously for 20 minutes every hour.

The anaerobic chamber is filled with plastic hanging sheets called biomedia. The contents of the anaerobic chamber flows into the aerated chamber of Tank B which has a liquid volume of 1.5 m^3 and a liquid depth of about 0.9 m. The aerated chamber of Tank B contains the similar biomedia is in the anaerobic chamber of Tank A. The contents of the aerated chamber flows, via a siphon, into the second compartment of Tank B. This consists of a 0.86 m^3 recirculation/final effluent chamber. This chamber does not act as a clarifier as it's content is continuously pumped

back through a Superator system into a distribution manifold located on the top of the biomedia in the aerated chamber. The purpose of the Superator system is to super saturate the recirculated effluent with oxygen.

Once the liquid level in the recirculation chamber rises above a predetermined level, a solenoid valve located on a bypass line ahead of the venturi is opened and a predetermined volume of treated effluent is discharged via that bypass line.

The only moving parts in the unit are the recirculation pump in the anaerobic chamber and the recirculation pump in the final effluent chamber. No chemicals are added to the process. Furthermore, the system has neither a primary nor a secondary clarifier.

The unit tested at Mamquam has a design capacity of 3,500 L/d and can serve an 8 person household. At that flow it provides an average empty bed hydraulic retention time of 5.5 hours in the buffer/mixing chamber, 12 hours in the anaerobic chamber, and 10 hours in the aerated chamber. These retention times would drop by half for flows of 7,000 L/d.

2.3 Installation & Test Start-Up

The unit was installed under the direction of Aquasol. Photographs of the test unit are found in Appendix A. Photo No.1 shows the unit being delivered to the site. Photo No.2 shows the installed unit before backfilling. Photo No.3 shows the piping connections from the control station to the unit before backfilling. Photo No.4 shows the inside of the control station. Photo No.5 shows the biomedia before its installation in the tanks. Photo No.6 shows the biomedia coated with microbial growth during the test.

The test commenced on June 11, 2001, following a shakedown period. At the time the test commenced, biological growth was fully established on the biomedia thereby eliminating the need for an acclimatization period.

2.4 Plant Loading

The Aquasol unit was fed raw sewage by the use of a computer controlled pneumatic gate-valve that was regulated to deliver a predetermined number of 15 L doses over three periods each day in accordance with the ANSI Standard 40 protocol. All raw sewage was thus dosed over a nine hour period each day. Details of the daily dosing is shown below.

Period	Dosage (% of daily)	Feed Rate at 3,500 L/d	Feed Rate at 7,000 L/d
6:00 to 9:00 am	35 %	408 L/h	816 L/h
11:00 to 2:00 pm	25 %	292 L/h	583 L/h
5:00 to 8:00 pm	40 %	467 L/h	933 L/h

Dosage volumes were routinely verified and calibrated, and the daily effluent volumes were independently verified by monitoring the volume of effluent from the test site. Daily dosing volumes were generally within + 10% of the specified daily loading rate.

2.5 Sampling & Testing Protocol

Influent and effluent samples were 24 hour composites obtained during periods of system dosing. Samples were collected 5 days per week. Anaerobic chamber samples as well as coliform samples were collected as grab samples.

All samples were preserved according to *Standards Methods* and shipped within 24 hours to Cantest Laboratories in Burnaby, B.C. The laboratory is NSF certified. Chain of custody forms were used for all collected samples. All tests were carried out in accordance with *Standard Methods*.

ORP, pH, dissolved oxygen, turbidity and temperature were measured in-situ.

ORP was measured with an Extech Model No. 404030 using a Sensorex ORP probe. pH and temperature were measured using an Oakton Instruments unit. Dissolved oxygen was measured using a YSI Model 57. Turbidity was measured using a Hach Model No. 18900. The composite samplers were ISCO Model No. 3710.

3. RESULTS

3.1 Elements of Testing Program

A summary of the key elements of the testing program is presented in Table 1.

Period 1 lasted about two weeks and its objective was to gradually raise the flow from 1,800 L/d to 3,500 L/d, the design capacity of the treatment plant.

Period 2 lasted two weeks and represented Objective 1, which was to determine the performance of the treatment unit at its design capacity of 3,500 L/d.

Period 3 lasted almost two weeks and represented Objective 2, which was to evaluate the performance of the treatment plant at a hydraulic loading that was 50% higher than its design capacity (i.e., at 5,250 L/d).

Period 4 lasted 24 hours and represented Objective 3. It consisted of hydraulically shocking the treatment plant at twice its design capacity (i.e., at 7,000 L/d). Hourly turbidity measurements were taken during that day to track the response of the unit to the hydraulic shock. Additionally, four and five hour composite samples were collected and analyzed for CBOD and TSS, also to track the response of the treatment unit to the hydraulic shock.

The purpose of Period 5, which lasted four days, was to assess the recovery of the plant from the hydraulic shock load. The flows during that period were reduced to the design capacity of the treatment plant (i.e. 3,500 L/d).

3.2 Parameters Monitored

A summary of the parameters monitored and the frequency of monitoring is presented in Table 2.

3.3 Summary of Findings

Table 2 also presents the average results for each period for all parameters monitored. Daily results are found in Appendix B. A brief discussion of selected parameters follows.

The average flow during each phase is presented in Figure 1 and was generally within the targeted range (see Table 1).

The influent TSS concentration exceeded 600 mg/L during Periods 2 and 3. Yet the treated effluent TSS level averaged 8 mg/L in Period 2 and 14 mg/L in Period 3 (Figure 2). It is

Table 1: Key Elements of Testing Program

Period	Starting	Ending	Duration days	Targeted Flow L/d	Actual Average Flow L/d	Feeding Method	Remarks
1	12-Jun-01	25-Jun-01	13	variable	1,908	ANSI 40	Increase flow gradually from 1,800 to 3,500 L/d
2	26-Jun-01	10-Jul-01	14	3,500	3,537	ANSI 40	Objective 1
3	11-Jul-01	24-Jul-01	13	5,250	4,739	ANSI 40	Objective 2
4	24-Jul-01	25-Jul-01	1	7,000	7,467	ANSI 40	Objective 3
							24 hour hydraulic shock load
5	26-Jul-01	30-Jul-01	4	3,500	3,493	ANSI 40	Recovery from shock hydraulic load

Table 2: Parameters Monitored, Frequency & Average Results Per Period

LOCATION	PARAMETER	UNIT OF MEASURE	FRE-QUENCY OF MEASUREMENT	SAMPLE TYPE	PERIOD 1	PERIOD 2	PERIOD 3	PERIOD 4	PERIOD 5
					June 12 - 25	June 26 - Jul 10	July 11 - 24	25-Jul	July 26 - 30
Influent	Flow	L/d	5/week	totalizer	1,908	3,537	4,922	7,467	2,965
Influent	Temperature	°C	5/week	grab	15.8	16.8	17.9	19.7	18.3
Influent	pH		5/week	grab	6.8	7.0	7.0	6.8	7.2
Influent	Total Coliform	MPN/100 mL	1/week	grab	6.4E+07	2.4E+08	3.3E+05		8.0E+04
Influent	Fecal Coliform	MPN/100 mL	1/week	grab	4.9E+07	2.0E+08	3.1E+05		7.8E+04
Influent	CBOD	mg/L	5/week	composite	169	299	268	95	123
Influent	TSS	mg/L	5/week	composite	199	680	609	68	107
Influent	TKN	mg/L	1/week	composite	41	65	64		
Influent	Ammonia	mg/L-N	1/week	composite	28	23	29		
Influent	Nitrite+Nitrate	mg/L-N	1/week	composite	0.02	0.03			
Influent	COD	mg/L	1/week	composite	260	893	1255		
Anaerobic Chamber	CBOD	mg/L	1/week	composite	95	97	131		170
Anaerobic Chamber	TSS	mg/L	1/week	composite	26	43	169		40
Anaerobic Chamber	TKN	mg/L-N	1/week	composite	40	39	53		49
Anaerobic Chamber	Ammonia	mg/L-N	1/week	composite	24	30	27		42
Anaerobic Chamber	ORP	mV	5/week	grab	-285	-130	-90	-190	-260
Anaerobic Chamber	pH		5/week	grab	6.7	6.7	6.6	6.6	6.6
Aeration Chamber	DO	mg/L	5/week	grab	4.7	5.0	3.8	2.6	3.6
Recirculation Line	Airflow	L/min.	5/week	grab	17.1	14.4	14.9		18.3
Effluent	DO	mg/L	5/week	grab	3.5	2.0	2.5	1.9	2.3
Effluent	Temperature	°C	5/week	grab	19.1	20.7	20.2	22.4	19.7
Effluent	pH		5/week	grab	6.7	6.8	6.9	6.7	7.3
Effluent	Total Coliform	MPN/100 mL	1/week	grab	8.8E+05	2.6E+06	1.6E+04		6.4E+04
Effluent	Fecal Coliform	MPN/100 mL	1/week	grab	1.7E+05	6.7E+05	1.1E+05		6.0E+04
Effluent	CBOD	mg/L	5/week	composite	9	5	8	13	19
Effluent	TSS	mg/L	5/week	composite	15	8	14	14	25
Effluent	COD	mg/L	5/week	composite	41	39	50	59	58
Effluent	TKN	mg/L	1/week	composite	37	17	19	0	44
Effluent	Ammonia	mg/L-N	1/week	composite	5	11	18	0	43
Effluent	Nitrite+Nitrate	mg/L-N	1/week	composite	3	5	0	0	0.1
Effluent	Turbidity	NTU	5/week	composite	15	9	16	9	20

noteworthy that the TSS concentration in the anaerobic chamber was considerably lower than the influent concentration.

Effluent turbidity and effluent TSS levels were generally very close, suggesting that some correlation existed between the two parameters (Figure 3).

CBOD levels dropped by about 50% across the anaerobic chamber and were under 10 mg/L during the first three periods. It was 13 mg/L in Period 4 and averaged 15 mg/L during Period 5 (Figure 4).

CBOD removal efficiency ranged between 95 and 98% during the first three periods (Figure 5). It dropped to about 86% during Period 4. This drop did not reflect poor treatment efficiency, but rather a dilute raw sewage on that day (influent CBOD concentration of 95 mg/L).

The CBOD load (in g/d) averaged 1,000 g/d in Period 2 and 1,300 g/d in Period 3 (Figure 6). The associated treated effluent CBOD concentrations were 5 and 8 mg/L.

The highest 7 day influent CBOD and TSS concentrations occurred in the second week of Period 3. They averaged 370 mg/L and 830 mg/L, respectively. The associated treated effluent CBOD and TSS concentrations were 12 mg/L and 14 mg/L.

The correlation between treated effluent CBOD and turbidity (Figure 7) is not as strong as between TSS and turbidity (Figure 3).

Treated effluent COD levels have generally remained under 50 mg/L regardless of the influent COD concentration, which averaged as much as 1,250 mg/L during Period 3 (Figure 8).

Total nitrogen levels dropped from around 65 mg/L in the influent during Periods 2 and 3 to around 20 mg/L in the treated effluent (Figure 9).

Nitrate levels in the treated effluent averaged 3 mg/L-N in Period 1 and 4.5 mg/L-N in Period 2. Nitrate was virtually absent in the treated effluent in the remaining periods (Figure 10).

The pH of the influent ranged between 6.8 and 7.2. Some pH depression is noted in the anaerobic chamber (a drop of 0.2 to 0.5 units) followed by a rise in pH in the final effluent (Figure 11). The drop in pH in the anaerobic chamber is probably associated with acid formation under anaerobic activity.

The influent liquid temperature has gradually risen from 16 to 20°C, while the temperature of the treated effluent has generally been a couple of degrees higher (Figure 12), possibly because the

treatment unit is buried, thereby retaining heat.

4. DISCUSSION

4.1 Ability To Meet Test Objectives

Figure 13 presents the calculated 7-day average values for the treated effluent CBOD and TSS concentration for Periods 2 and 3.

The 7-day average CBOD concentration was below 6 mg/L during Period 2 and below 9 mg/L during Period 3. These were considerable below the targeted values of 10 and 20 mg/L, respectively.

The 7-day average TSS concentration was considerably below the 10 mg/L target for the first week of Period 2, but slightly exceeded the target in the second week of Period 2. The TSS target exceedance during the second week of Period 2 was caused by a single sample which had a TSS concentration of 24 mg/L. In Period 3, the 7-day average effluent TSS never exceeded 13 mg/L which was below the 20 mg/L target for that period.

4.2 CBOD Removal Efficiency

Based on its design capacity, the unit tested at Mamquam is sized to handle a BOD load generated by a household of about 8 persons. During Period 2 it handled a CBOD load equivalent to a household of 12 persons (50% higher than its design capacity) and consistently achieved CBOD removal efficiencies of over 98% and a treated effluent CBOD concentration of about 5 mg/L. During Period 3, the equivalent CBOD load was even higher, it was equivalent to a household of 16 persons (100% higher than its design capacity). CBOD removal efficiency during that period was consistently over 97% and the treated effluent CBOD concentration averaged 8 mg/L.

There was no indication that the unit was being stressed at these high loading conditions nor that it had reached its maximum treatment capacity. Presumably, the unit could handle even higher loads than those tested and maintain its high CBOD removal efficiencies.

4.3 Hydraulic Shock Load (Period 4)

The intent of the 24 hours shock load event (i.e, Period 4) was to monitor the response of the treatment unit to both hydraulic and organic shock impacts. Unfortunately, the CBOD concentration that day was lower than normal, and in spite of the increased flow, the organic loading was still lower than on many earlier days in Period 3. Thus, only the hydraulic impact could be assessed.

Hourly turbidity measurements indicated that turbidity levels remained fairly constant throughout the day (Figure 14). Four and five hour composites of treated effluent TSS and CBOD concentration also showed little impacts on both parameters that day (Figure 15).

4.4 Organic Shock Load

The unit was subjected to peak day CBOD concentrations of over 500 mg/L and associated CBOD load of over 2,500 g/d. The performance of the unit did not deteriorate under such short term high loading conditions.

4.5 Nitrification

The plant loading was not geared towards achieving nitrification. Generally, to achieve high levels of nitrification, loading rates have to be considerably lower than the loading levels associated strictly with BOD reduction. Nonetheless, some nitrification occurred in Periods 1 and 2. Nitrification was absent from Period 3 onwards. This was not surprising considering that the CBOD loading in Period 3 was 100% higher than the design capacity of the treatment plant.

4.6 Performance of Anaerobic Chamber

The anaerobic chamber generally reduced influent TSS levels by over 80% and influent CBOD levels by 50 to 70%. Such a reduction of these two parameters obviously reduces the dissolved oxygen demand in the subsequent aerated stage.

5. CONCLUSIONS

1. The test unit produced a treated effluent CBOD concentration of under 10 mg/L, based on a 7-day average, when loaded at 3,500 L/d and dosed as per ANSI protocol.

2. Except for a single sample in the second week of Period 2, the test unit produced a treated effluent TSS concentration of under 10 mg/L in Period 2, based on a 7-day average, when loaded at 3,500 L/d and dosed as per ANSI protocol.

3. The test unit produced a treated effluent CBOD/TSS concentration of under 20 mg/L, based on a 7-day average, when loaded at 5,250 L/d and dosed as per ANSI protocol.

4. The test unit was capable of handling a hydraulic shock load of 7,000 L/d for 24 hours (loaded as per ANSI protocol) and produce an effluent with a CBOD/TSS concentration of under 20 mg/L.

5. The treatment unit tested was capable of handling, over a two week period, a CBOD load that was 50% higher than its design capacity and produce an effluent with an average CBOD and TSS concentration of about 5 mg/L and 8 mg/L, respectively.

6. The treatment unit was capable of handling over the following two weeks a CBOD load that was 100% higher than its design capacity and produce an average effluent CBOD and TSS of 8 and 14 mg/L, respectively.

7. There was no indication that the treatment unit reached its maximum capacity during the period of heaviest loading.

8. The test unit achieved the above without the presence of either a primary nor secondary clarifier nor with any chemical addition.

9. The anaerobic chamber was generally capable of reducing TSS levels by over 80% and CBOD levels by 50 to 70%.

10. Some nitrification occurred in Periods 1 and 2, when the plant was more lightly loaded.

H:\1606 Aquasol\02 - Testing Services\incompletereport.wpd

Figure 1: Flow



8,000
6,000
4,000
2,000
0
Flow (L/d)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30

Figure 2: TSS


700
600
500
400
300
200
100
0
TSS (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Anaerobic
Effluent

Figure 3: Effluent Turbidity & TSS



30
25
20
15
10
5
0
Turbidity (NTU) & TSS (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
TSS
Turbidity

Figure 4: CBOD



350
300
250
200
150
100
50
0
CBOD (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Anaerobic
Effluent

Figure 5: % CBOD Removed


100.0
95.0
90.0
85.0
80.0
% Removal
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30

Figure 6: Influent & Effluent CBOD


1,600
1,200
800
400
0
Influent CBOD (g/d)
20
15
10
5
0
Effluent CBOD (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Effluent

Figure 7: Effluent CBOD & Turbidity


25
20
15
10
5
0
Turbidity (NTU) & CBOD (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
CBOD
Turbidity

Figure 8: COD



1400
1200
1000
800
600
400
200
0
COD (mg/L)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Effluent

Figure 9: Total Nitrogen



75
60
45
30
15
0
Total Nitrogen (mg/L-N)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Anaerobic
Effluent

Figure 10: Nitrate Levels



5
4
3
2
1
0
mg/L NO3-N
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Effluent

Figure11: pH



7.4
7.2
7.0
6.8
6.6
6.4
6.2
pH
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Anaerobic
Effluent

Figure 12: Temperature


25
20
15
10
5
0
Temperature (deg C)
June 12 - 25
June 26 - Jul 10
Jul 11 - 24
25-Jul
Jul 26 - 30
Influent
Effluent

Figure 13: 7 - Day Averages For Effluent CBOD & TSS


20
15
10
5
0
mg/L
Period 2
Period 3
7/2/01
7/9/01
7/16/01
7/23/01
BOD
TSS

Figure 14: Hourly Turbidity of Treated Effluent - Period 4 (July 25)



25
20
15
10
5
0
Turbidity (NTU)
7:30
8:30
9:30
10:30
11:30
12:30
13:30
14:30
15:30
16:30
17:30
18:30
19:30
20:30
21:30
22:30
23:30
0:30
1:30
Time

Figure 15: Treated Effluent CBOD & TSS in Period 4 (July 25)


40
30
20
10
0
mg/L
Hours 1 - 4
Hours 5 - 8
Hours 9 - 13
Hours 14 - 18
24 hour composite
TSS
BOD

APPENDIX A

PHOTOGRAPHS

OF

UNIT

Squamish Wastewater treatment & Reuse project



Photo 1: Transportation



Photo 2: Installation



Photo 3: Connections to control box



Photo 4: Control box



Photo 5: Biomedia before testing



Photo 6: Biomedia during testing

APPENDIX B

DAILY RESULTS

AQUASOL RAW DATA

		INFLUENT (GRAB)				INFLUENT (COMPOSITE)							ANAEROBIC CHAMBER (GRAB)						Aeration Chamber	Recirculation Chamber	EFFLUENT CHAMBER (GRAB)					EFFLUENT (COMPOSITE)								
Date	Daily flow	Temp.	pH	Total Coli-form	Fecal Coli-form	CBOD	CBOD	TSS	TKN	NH3-N	NO2 + NO3	COD	CBOD	TSS	TKN	NH3-N	ORP	pH	DO	Airflow	DO	Temp.	pH	Total Coli-form	Fecal Coli-form	CBOD	TSS	COD	TKN	NH3-N	NO2 + NO3	TN	Turb.	% CBOD removal
	L/d	(°C)		MPN/100 mL	MPN/100 mL	(mg/L)	pH	(mg/L)	(mg/L)	(mg/L)	mg/L-N	(mg/L)	(mg/L)	mg/l	mg/L-N	mg/L-N	mV		mg/L	L/min.	mg/L	(°C)		MPN/100 mL	MPN/100 mL	mg/L	mg/L	mg/L	mg/L	mg/L	mg/L-N	mg/L-N	NTU	%
12-Jun-01	1758	14.8	6.7			134	317	181										6.8	4.9	17	8.3	17.8	6.6			29	71						63	79.8
13-Jun-01	1848	14.7	6.8			142	282	184										6.7	6.1	18	2.5	17.3	6.7											
14-Jun-01	1178	16.8	6.9			121	142	222										6.7	3.8	18	3.4	20.8	6.6			7	14	48					12	94.2
15-Jun-01	1428	15.4	7.0	8.2E+07	8.2E+07	209	298	207	44.3	28.2	0.02		88	26	47.8	26.0		6.8	3.8	18	3.1	17.8	6.8	1.6E+06	8.2E+04	4	18	48	60.7	3.7	2.50	63.20	10	98.1
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
18-Jun-01	1498	18.3	6.8														-439	6.8	3.1	17	3.8	18.8	6.6			4	6	78					10	
19-Jun-01	1817	18.8	7.0			188	381	184									-300	6.7	3.5	18	6.8	18.1	6.7			18	14	47					11	94.7
20-Jun-01	2604	18.6	6.9			187	409	198									-318	6.7	6.8	18	3.8	20.8	4.7			4	8	38					7	97.8
21-Jun-01	1974	17.8	6.8			188	388	212									-318	6.7	3.2	17	3.1	20.8	6.8			11	7	43					8	94.1
22-Jun-01	2302	18.3	6.8	3.8E+07	1.4E+06	247	481	254	27.7	27.8	0.02	268	123	28	31.8	22.0	-258	6.7	6.8	18	2.8	20.4	6.8	1.6E+06	1.4E+05	10	8	36	12.8	8.73	3.99	18.78	7	96.0
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
25-Jun-01	2488	18.3	7.0			144	347	198									-320	6.6	6.7	18	3.8	19.8	6.7			2	3	43					7	98.8
26-Jun-01	3733	18.8	7.1			158	888	198									-150	6.7	3.8	19	2.8	21.4	6.8			3	8	38					9	98.7
27-Jun-01	3444	18.2	6.7			248	858	838									-88	6.7	8.8	14	1.3	18.8	6.8			3	6	34					10	98.8
28-Jun-01	3444	19.9	6.8			218	1,088	1240									-188	6.7	6.1	14	3.8	21.8	6.8			8	1	29					8	97.3
29-Jun-01	3838	18.8	6.8	2.4E+06	1.8E+06	482	1,738	844	88.1	22.8	0.03	523	187	28	34.2	30.8	-178	6.8	6.1	29	1.3	18.4	6.9	1.8E+06	2.4E+05	8	6	26	13.7	9.66	3.20	18.90	6	98.2
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
3-Jul-01	3888	17.8	6.8			488	1,825	1870									-148	6.8	3.3	18	3.4	21.9	6.8			2	7	38					8	99.0
4-Jul-01	3638	19.4	7.7			153	857	595									-8	6.8	3.8	18	1.3	19.8	6.7			2	12	41					9	98.7
5-Jul-01	3838	18.8	6.8			211	1,131	818									-178	6.6	8.8	18	2.4	21.9	6.8			2	8	47					8	99.4
6-Jul-01	3812	19.9	7.0	2.4E+06	1.4E+06	133	444	818	48.8	27.4	0.02	882	28	88	44.1	29.4	-230	6.6	8.8	18	0.8	20.4	7.0	3.8E+06	1.1E+06	2	24	87	20.8	13.8	2.90	26.78	17	98.4
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
9-Jul-01	3318	18.8	6.8			387	1,284	318									-128	6.8	8.8	18	2.1	22.8	6.7			7	7	38					8	98.2
10-Jul-01	3402	17.4	7.1			313	1,088	482									-40	6.7	4.2		1.8	21.8	6.8			7	7	37					8	97.8
11-Jul-01	4872	18.2	6.8			187	814	98									-38	7.8	4.4		1.8	21.8	6.8			2	18	48					13	98.8
12-Jul-01	4839	17.8	7.1			212	878	488									-38	6.8	4.7	18	1.8	20.8	7.0			2	6	29					18	99.1
13-Jul-01	6208	18.1	7.2			178	811	1050				1430	125	238	80.8	28.8										2	17	87	15.0	10.6	0.04	15.04	18	98.8
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
16-Jul-01	4312	17.1	6.8			340	1,408	1010									-48	6.8	5.1	8	3.1	20	6.6			14	17	68					23	95.9
17-Jul-01	8400	18.8	7.0			280	1,088	538									-180	6.8	3.8	8	2.2	19.2	6.8			13	18	66					23	95.4
18-Jul-01	4472	17.8	7.0			348	1,088	768									-130	6.8	3.8	20	3.1	19.3	6.8			14	18	68					19	96.0
19-Jul-01	4838	19.8	6.8			328	1,734	816									-100	6.8	2.2	20	1.7	18.8	6.9			8	11	41					12	97.4
20-Jul-01	4748	17.9	7.0	3.3E+08	3.1E+08	838	2,553	1300	64.1	29.8	<0.02	1080	137	100	45.8	27.3	-48	6.1	2.38	18	3.2	20.1	6.9	1.8E+08	3.1E+08	12	12	48	22.6	17.8	0.04	22.6	14	97.8
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
23-Jul-01	8208	18.8	7.3			134	898	242									-178	6.7	4.9	18	3.7	20.2	6.8			2	30	83					11	98.5
24-Jul-01	8400	18.8	7.2			124	684	84									-88	6.7	3.8	18	1.8	22.8	6.8			8	2	41					9	95.2
25-Jul-01	7487	19.7	6.8			88	708	68									-198	6.1	2.84		1.8	22.4	6.7			13	14	89					8	88.2
26-Jul-01	2382	18.9	7.0			88	287	34									-348	6.1	3.44	29	3.7	18.8	7.3			19	19	87					20	78.4
27-Jul-01	3488	17.6	7.4	8.8E+04	7.8E+04								178	48	48.8	42.3	-348	6.1	3.78	28	3.3	20.4	7.3	8.4E+04	4.8E+04	27	88		44.3	43.2	0.14	44.4	28	
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30-Jul-01	3988	18.3	7.1			107	479	198									-190	6.7	3.71	18	2.1	20.2	7.3			18	14	88					14	88.8